UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

Yahoo! Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 349-3300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The Board of Directors of Yahoo! Inc. (the “Company”) has previously adopted an amended and restated version of the Yahoo! Inc. 1996 Directors’ Stock Option Plan, which has been renamed the 1996 Directors’ Stock Plan (the “Restated Director Plan”).  At the Company’s annual meeting of stockholders held on May 25, 2006 (the “2006 Annual Meeting”), the Company’s stockholders approved the Restated Director Plan.  Among other things, the Restated Director Plan reflects the following amendments:

•      Reduction in Option Grants. The number of shares of the Company’s common stock subject to annual grants of stock options to continuing non-employee directors under the Restated Director Plan has been reduced from 50,000 shares to 15,000 shares, and the number of shares subject to stock options granted to newly elected or appointed non-employee directors has been reduced from 100,000 shares to 30,000 shares.

•      Vesting of Options. Stock options granted under the Restated Director Plan will vest in equal quarterly installments over a one-year period following the date of grant.

•      Reduction of Option Term. The term of options granted under the Restated Director Plan has been reduced from ten years to seven years.

•      Extension of Option Exercise Period. The period in which a non-employee director may exercise the vested portion of his or her option granted under the Restated Director Plan following the director’s termination of service has been increased from 90 days to one year.

•      Awards of Restricted Stock Units. Continuing non-employee directors will be granted 5,000 restricted stock units each year. Newly appointed or elected non-employee directors will be granted 10,000 restricted stock units.  The restricted stock units will vest in equal quarterly installments over a one-year period following the date of grant and will generally be paid in an equal number of shares of the Company’s common stock on the earlier of the third anniversary of the grant date or the date the director ceases being a member of the Board of Directors (the “Board”).

•      Share-Counting Rules for Restricted Stock Units. Any shares of the Company’s common stock issued in payment of restricted stock units granted under the Restated Director Plan will be counted against the plan’s share limit as 1.75 shares for every one share actually issued in payment of the restricted stock units.  For example, if 100 shares were issued in payment of stock units granted under the plan, 175 shares would be charged against the plan’s share limit.

These changes were effective with respect to the Company’s grants to its non-employee directors made in connection with the 2006 Annual Meeting.

The following summary of the Restated Director Plan is qualified in its entirety by reference to the text of the Restated Director Plan, which was previously filed as Annex B to the Company’s proxy statement dated April 14, 2006.

The Restated Director Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Restated Director Plan is 8,800,000.

The awards that may be granted under the Restated Director Plan are limited to nonqualified stock options and restricted stock units.  Awards may be granted under the Restated Director Plan only to members of the Board who are not officers or employees of the Company or of any parent or subsidiary of the Company (“non-employee directors”).  As described above, awards of stock options and restricted stock units are automatically granted to each newly appointed or elected non-employee director who has not previously served on the Board and to each non-employee director who is in office immediately following the Company’s regular annual meeting of stockholders in each year during the term of the Restated Director Plan and has been a member of the Board for at least six months as of the date of such annual meeting.  Non-employee directors who have been in office for less than six months as of the annual meeting dates will receive awards on a pro-rated basis.

The exercise price of each option granted pursuant to the Restated Director Plan is 100 percent of the fair market value of a share of the Company’s common stock on the date of grant of the option.  Each option granted pursuant to the Restated Director Plan has a maximum term of seven years from the date of grant of the option.  As described above, options and restricted stock units granted under the Restated Director Plan vest in equal quarterly installments over a one-year period following the date of grant.  Restricted stock units will generally be paid in an equal number of shares of the Company’s common stock on the earlier of the third anniversary of the grant date or the date the director ceases being a member of the Board, subject to any election by the director to defer the payment date.

A non-employee director may elect to have cash fees paid for his or her services as a director converted into an award of either stock options or restricted stock units granted under the Restated Director Plan.  If the director elects a stock option, the option will cover a number of shares of the Company’s common stock determined by multiplying his or her fee by three and dividing the product by the fair market value of a share of the Company’s common stock on the grant date.  If the director elects a restricted stock unit award, he or she will be credited with a number of restricted stock units equal to the amount of his or her fee divided by the fair market value of a share of the Company’s common stock on the grant date.  The exercise price of the stock option will be equal to the fair market value of a share of the Company’s common stock on the grant date.  Any stock option or restricted stock unit award granted on conversion of cash fees will be fully vested on the grant date.

As is customary in incentive plans of this nature, the share limit and the number and kind of shares available under the Restated Director Plan and any outstanding awards, as well as the exercise prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

10.1                           Yahoo! Inc. Amended and Restated 1996 Directors’ Stock Plan (incorporated by reference to Annex B to the
 Company’s definitive proxy statement filed on April 14, 2006.)

10.2                           Form of Notice of Stock Option Grant and Director Nonstatutory Stock Option Agreement.

10.3                           Form of Notice of Restricted Stock Unit Grant and Director Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.

Date: June 1, 2006	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel and Secretary